Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 18, 2016, relating to the financial statements, the effectiveness of QuickLogic Corporation’s internal control over financial reporting, and schedule of QuickLogic Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended January 3, 2016.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
San Jose, California
December 9, 2016